EXHIBIT 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

Hardesty, Kaffen & Zimmerman
Ronald O. Kaffen
520 South Main Street
Suite 500
Akron, OH 44311-1077

                                January 14, 2008

Board of Directors
Concrete Leveling Systems, Inc.
5046 East Boulevard NW
Canton, OH 44718

Dear Sirs:

We have acted as counsel to Concrete Leveling Systems, Inc., a Nevada corporation ("CLS"), in connection with the preparation and filing of a Registration Statement on form SB-2 of which this opinion is a part, to be filed with the Securities & Exchange Commission, for the sale of two million five hundred thousand shares of the Corporation's $.001 par value common shares. One million seven hundred seventy-five thousand of these shares are to be sold by certain shareholders of CLS and seven hundred seventy-five thousand shares are to be newly issued common shares to be offered directly by CLS. In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents that, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below. We are assuming that all documentation presented to us is as it is purported to be and that all signatures are true and accurate. Based upon the foregoing and such examination of law as we deemed necessary, we are of the opinion that the common stock to be offered by the selling shareholders, when sold under the circumstances contemplated in the registration statement, will be legally issued, fully paid and non-assessable. Further, such common shares that are issued pursuant to this Registration Statement, directly by the Corporation, when issued, will be validly issued and fully paid and non-assessable shares of CLS.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption Interest of Named Experts and Counsel, in the prospectus included within the Registration Statement.

                                Very truly yours,

                                /s/ Ronald O. Kaffen
                                ----------------------------------
                                Attorney at Law
                                Telephone: (330) 762-7477
                                E-mail: rkaffen@hkz-law.com